                         FORM 5 JOINT FILER INFORMATION

NAME:          KANDU PARTNERS, L.P.

ADDRESS:       P.O. BOX 53407
               ATLANTA, GA 30355

DESIGNATED
FILER:         DAVID L. ABRAMS

ISSUER &
TICKER SYMBOL: ABRAMS INDUSTRIES, INC. (ABRI)

DATE OF EVENT
REQUIRING
STATEMENT:     12/12/2005

SIGNATURE:     KANDU PARTNERS, L.P.

               By: Kandu Management Corp.,
                   its General Partner

                   By: /s/ David L. Abrams
                       -----------------------------------
                       David L. Abrams
                       President